Exhibit 99.1

RGS Energy Issues Business Update – Net Sales Up 59%, Installation Revenue Increases 36%

Denver, CO, October 19, 2017 – RGS Energy (NASDAQ: RGSE), the nation’s original solar company since 1978, provided a business update on its progress during the third quarter.

Summary of Expectations Versus Results:

	July 17, 2017 Business Update Expectation	3rd Quarter Preliminary Results versus Q2
Sales	Growth	Gross sales increased ≈33% Net sales increased ≈59%
Installation Revenue	Growth	Increased ≈36%
Sales organization	Growth	Increased ≈15%
Customer acquisition expense	Cost effective	Decreased ≈5%
Residential cycle time	Reduce	Reduced ≈11%
Cost of goods sold per watt	Reduce	Decreased ≈19%
Cash flow	Outflow until break-even	Outflow

Management Commentary:

Dennis Lacey, RGS Energy’s chief executive officer, commented: “We raised capital during February 2017. That capital positioned us to develop a revenue growth plan, which we commenced during April. Since then, to be transparent, we have been issuing business updates. This is the second update in a row where we met or exceeded the expectations we set. We have been moving very quickly in making progress over this brief six-month period, and we are pleased with the results.”

“Beyond the progress on our revenue growth plan, on September 29th we were awarded the worldwide exclusive license for POWERHOUSE™, an aesthetically innovative solar shingle system that integrates into a house rooftop,” continued Lacey. “We believe that the revenue potential for this product is huge and, as discussed during our recent investor call announcing the license, we are working toward UL certification during second quarter of 2018.”

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Growing Sales for Future Revenue:

	3rd Quarter 2017 (Preliminary)	2nd Quarter 2017 (Reported)	% change from Q2
Building current backlog: (000’s omitted)
Beginning backlog	$9,675	$7,392	31%
Gross sales:
Residential homeowners	7,528	4,871	55%
Small business commercial	520	1,531	-66%
Sunetric (Hawaii)	1,809	1,004	80%
Total	9,857	7,406	33%
Cancellations	(1,944)	(2,415)	-20%
Net sales	7,913	4,991	59%
Installation revenue	3,677	2,708	36%

Ending backlog	$13,911	$9,675	45%

Service and other revenue	332	289	15%
Total revenue	$4,009	$2,997	34%

Growth of Sales Organization: (monthly average headcount during quarter)
Customer acquisition employees	71	62	15%
Direct sales representatives	49	41	20%

Foundations for Profitability for our Residential Segment, RGS Energy’s Largest Segment:

	3rd Quarter 2017 (Preliminary)	2nd Quarter 2017 (Reported)	% change from Q2
Productivity of Sales Organization:
Number of sales	284	173	64%
Sales per direct salesperson (avg)	43	36	18%
Controlling Customer Acquisition Expense:
Per gross watt sold	$0.68	$0.62	11%
Ratio of expense to net sales	0.25	0.26	-5%
Increasing Installation Revenue Gross Margin Percentage:
Installation cycle time (avg days)	99	111	-11%
COGS per watt	$2.43	$3.01	-19%
Gross margin % on actual installation time	30%	16%	87%
Gross margin % including idle time	17%	4%	276%

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Financing in Place to Grow Sales:

Working Capital: (000’s omitted)	Sept 30, 2017 (Preliminary)	June 30, 2017 (Reported)
Cash	$4,658	$9,745
Other Current Assets	6,634	6,516
Total Current Assets	11,292	16,261
Current Liabilities	3,715	3,518
Accrued License Fee Payable	1,000	0
Total Current Liabilities	4,715	3,518
Working Capital	$6,577	$12,743
Debt	$1	$1

Management Commentary:

Solar Division: “We are hitting on all cylinders during the first six months of our revenue growth strategy,” said Seth Wiggins, RGS Energy’s senior vice president of the Solar Division. “Gross sales increased, cancellations are down, net sales increased, revenue increased, installation cycle time improved, gross margin percentage increased by more than 270% from the prior quarter, our backlog increased and our small commercial sales pipeline is growing. As we have explained before, we must first grow sales and backlog, and we are expecting revenue growth in the next six months from our revenue growth strategy.”

The overall average sales price per watt for the residential segment in the third quarter was $3.62 versus $3.27 in the second quarter of 2017. The increase was in part due to the company selling less small commercial business during the third quarter as compared to the second quarter. Generally, small commercial involves larger systems, with more watts sold at a lower per watt sales price. Compared to the second quarter, the company’s residential segment net sales increased by 32% and watts sold increased 15%, resulting in an increase in the overall acquisition cost per watt. Customer acquisition expense as a percentage of net sales declined from the second quarter from the company’s cost-effective marketing strategy.

Wiggins continued: “We continue to innovate; for example, as planned, we commenced beta testing of our new customer centric software, which sets up a portal for our customers. In addition, we announced a smart battery storage program and we are also working towards launching a home energy score program, which we expect will generate leads and reduce our future acquisition expense.”

Finance/Working Capital: “Consistent with the expectation we set, we are utilizing cash to build a business that will ultimately operate on a positive cash flow basis,” noted Alan Fine, RGS Energy’s chief financial officer. “Additionally, because the 201 Tariff petition has created uncertainty regarding future solar panel costs, we strategically expended cash to purchase additional inventory in excess of our current needs so we could meet our future revenue targets. This caused our inventory to increase approximately $1.3 million since June 30, 2017.”

“Our strategy has been to expend cash, investing it in manner expected to allow us to meet and exceed our quarterly break-even results during 2018,” continued Fine. “Further, we expect to expend cash during the fourth quarter of 2017 and, if we, as projected, achieve revenue to operate profitably during the second quarter of 2018, our business will thereafter begin to operate on a positive cash flow basis. To achieve this outcome, we have been investing cash in our sales organization, marketing and a larger inventory of equipment for future installation. We project our cash balance at June 30, 2018, exclusive of cash activity for our new POWERHOUSE™ segment, to be approximately $2 million.”

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The company recorded a non-current asset of $1 million for the POWERHOUSE™ license on September 29, 2017 and a corresponding $1 million current liability for the initial up-front license payment. The current liability of $1 million was paid by the company on October 6, 2017; an additional $2 million becomes payable 30 days after receiving UL product certification, which RGS Energy anticipates receiving during the second quarter of 2018. Recording the current liability resulted in a decrease of working capital.

Fine continued: “Following our announcement of our exclusive license for POWERHOUSE™, we received approximately $1 million in cash from conversions of about 600,000 common stock warrants. As the license was just awarded, it is premature to provide overall company financial expectations. As such, the ‘Targets and Expectations’ below are for our legacy segments, not consolidated with the new POWERHOUSE™ segment.”

Rhode Island National Grid Renewable Energy Growth Program:

On October 12, 2017, the company was notified by the Rhode Island National Grid that approvals under its Renewable Energy Growth program for residential solar systems has been suspended, and that there may be additional approvals made prior to March 31, 2018. A new program is scheduled to begin April 1, 2018.

As of September 30, 2017, the company’s backlog of approximately $13.9 million includes $2.3 million of sales to Rhode Island residential homeowners not yet approved under the current Renewable Energy Growth program. The company believes that revenue from these contracts will be recognized when the new program begins during the second quarter of 2018.

Targets and Expectations for RGS Energy’s Solar Division and Corporate Segments:

•	Achieve break-even revenue in the second quarter of 2018.
•	Steady and improving progress in sales for the remainder of 2017, with installation revenue growth delayed a quarter.
•	Digital and content marketing, not vendor lead programs, to become the principal source of customer sourcing.
•	Introduce new products and services, such as battery storage and energy audits.
•	Cash outflow from operations until break-even results are achieved.

Glossary:

Business Segments – The Solar Division consists of RGS Energy’s Residential and Sunetric business segments. The Corporate segment includes administrative costs associated with administrative services, legal settlements, legal, information systems, and accounting and finance. Commencing September 29, 2017, POWERHOUSE™ is a new business segment.

Gross Sales – The contract value of contracts signed by customers.

Cancellations – The reduction in backlog from customers canceling contracts; customer deposits retained by the company are recognized as revenue at cancellation. Customers may cancel contracts during statutory rescission periods or for other reasons such as accepting a competitor’s offer or following final site evaluation, a customer determining the solar system will not meet expectations.

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Installation and Service Revenue – The company recognizes revenue on residential and small business commercial projects at the time of substantial completion of construction, and on large commercial projects on a percentage of completion basis. Service revenue is recognized as earned.

Substantial Completion – The solar power system is fully operational and capable of generating energy, but has not yet received permission to operate from the utility.

Backlog – Represents the dollar amount of revenue that may be recognized in the future from signed contracts to install solar energy systems that have not yet been installed without taking into account possible future cancellations. Backlog is not a measure defined by generally accepted accounting principles, and is not a measure of contract profitability. The company’s methodology for determining backlog may not be comparable to methodologies used by other companies in determining their backlog amounts. The backlog amounts we disclose are net of cancellations received and include anticipated revenues associated with (i) the original contract amounts, and (ii) change orders for which we have received written confirmations from customers. Backlog may not be indicative of future operating results, and projects in our backlog may be cancelled, modified or otherwise altered by customers.

Customer Acquisition Expense per Watt – Customer acquisition expenses represent the aggregate compensation of the sales and marketing organizations and the cost of acquiring customers leads such as purchasing paid leads, the cost of digital marketing, and other marketing campaigns to acquire customers. Customer acquisition per watt represents the customer acquisition expense incurred during the period divided by the watts on solar systems sold during the period. The company internally measures cost of customer acquisition using several methods and principally as a percentage of revenue. The company presents certain metrics on a per watt basis as it believes this is a typical reporting convention for the solar installation industry.

Cycle Time - Number of days from signing of customer contracts until substantial completion.

COGS Per Watt and Gross Margin Percentage on Installations - Cost of goods sold (“COGS”) include direct project installation costs (materials, labor, travel, financing fees, and estimated warranty costs) and indirect costs for project installation support (including un-utilized labor of idle time of construction crews, supplies, and insurance). The company employs an internal time reporting system to determine COGS and resulting gross margin percentage used by the company to measure its performance in achieving gross margin percentage targets. Further, the company measures COGS per watt based upon COGS, excluding idle time, divided by the aggregate watts of systems installed during the period. For financial reporting purposes, COGS include the idle time of construction crews currently maintained by the company in anticipation of future growth of backlog.

About RGS Energy

RGS Energy (Nasdaq: RGSE) is America’s Original Solar Company providing solar, storage and energy services whose mission is clean energy savings. The company sells, designs, installs solar systems for residential homeowners and small business companies, and is also the exclusive manufacturer of POWERHOUSE™, an innovative in-roof solar shingle using technology developed by The Dow Chemical Company.

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For more information, visit RGSEnergy.com, RGSPOWERHOUSE.com, on Facebook at www.facebook.com/RGSEnergy and on Twitter at twitter.com/rgsenergy. Information on such websites is not incorporated by reference into this press release.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

Forward-Looking Statements and Cautionary Statements

The preliminary financial data discussed above consists of estimates derived from RGS Energy’s internal books and records and has been prepared by, and are the responsibility of, the company’s management. The preliminary estimates discussed above are subject to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the third quarter ended September 30, 2017 are finalized. Therefore, actual results may differ materially from these estimates and all of these preliminary estimates are subject to change.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the RGS Energy’s results of operations and financial positions, and RGS Energy’s business and financial strategies. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “forecast,” “project,” “expect,” “plan,” “future,” “believe,” “may,” “hypothetical,” “will,” “estimate,” “target,” “anticipate” and similar expressions as they relate to RGS Energy or Dow are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

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Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: rules, regulations and policies pertaining to electricity pricing and technical interconnection of customer-owned electricity generation such as net energy metering; the continuation and level of government subsidies and incentives for solar energy; the continuation and level of utility and state incentives for solar energy; RGS Energy’s ability to successfully implement its revenue growth strategy, achieve its target level of sales, generate cash flow from operations, achieve break-even and better results for its solar division, expand its sales and installation teams and marketing, decrease its customer acquisition cost, develop and implement new products and services, and expand into new states; RGS Energy’s current capital resources being sufficient to implement its revenue growth strategy; the ability to successfully and timely commercialize POWERHOUSE™ 3.0 to homeowners and new home builders; the ability to obtain requisite certification of POWERHOUSE™ 3.0; the adequacy of, and access to, necessary capital to commercialize POWERHOUSE™ 3.0; the satisfaction of other conditions to the POWERHOUSE™ 3.0 license agreement; RGS Energy’s ability to manage supply chain in order to have production levels and pricing of the POWERHOUSE™ 3.0 shingles to be competitive; the ability of RGS Energy to successfully expand its operations and employees and realize profitable revenue growth from the sale and installation of POWERHOUSE™ 3.0, and to the extent, anticipated; the potential impact of the announcement of RGS Energy’s expansion into the POWERHOUSE™ 3.0 business with employees, suppliers, customers and competitors; RGS Energy’s ability to successfully and timely expand its POWERHOUSE™ 3.0 business outside of the United States; foreign exchange risks associated with the POWERHOUSE™ 3.0 business; changes in general economic, business and political conditions, including tariffs on imported solar cells and changes in the financial markets; significant competition that RGS Energy faces; RGS Energy’s ability to successfully complete the customer portal software development project on a timely basis and integrate the resulting software with RGS Energy’s existing software and business; customer acceptance of, experience with and satisfaction with the customer portal software; continued access to competitive third party financiers to finance customer solar installations; compliance with extensive government regulation; the potential impact on backlog and timing of revenue from the Rhode Island National Grid delay of approvals; and future cancellations and backlog.

You should read the section entitled “Risk Factors” in our 2016 Annual Report on Form 10-K, as amended, and in our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2017, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

Investor Relations Contact

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team

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